                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  March 7, 2006

                              SPARTECH CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

         1-5911                                            43-0761773
(Commission File Number)                       (IRS Employer Identification No.)

          120 South Central Avenue, Suite 1700, Clayton, Missouri 63105
               (Address of principal executive offices) (Zip Code)

                                 (314) 721-4242
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                              SPARTECH CORPORATION

                                    FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2006, the Compensation Committee of the Board of Directors of Spartech Corporation (the Company) adopted a Severance and Noncompetition Policy applicable to the Company's executive officers, whose compensation is subject to the authority of the Committee. The Policy, which is attached to this Form 8-K as Exhibit 10.1, was ratified by the full Board of Directors on March 8, 2006.

The Policy replaces the Company's prior practice of entering into employment agreements with its executive officers with a policy of entering into Severance and Noncompetition Agreements with its executive officers, in the forms specified in the Policy.

Pursuant to the Policy, on March 7, 2006 the Company entered into the specified forms of Severance and Noncompetition Agreements with each of its seven Executive Officers, namely:

     George A. Abd, President and Chief Executive Officer

     Steven J. Ploeger, Executive Vice President, Sheet & Engineered Products

     Randy C. Martin, Executive Vice President and Chief Financial Officer

     Jeffrey D. Fisher, Senior Vice President, General Counsel and Secretary

     Darrell W. Betz, Senior Vice President of Global Human Resources

     Phillip M. Karig, Vice President, Purchasing & Supply Chain Management, and

     Michael G. Marcely, Vice President and Corporate Controller

The Severance and Noncompetition Agreements provide that although the Company may terminate the officers' employment at any time, if the termination is without Cause (as defined in the Agreements) or if the employee terminates his or her employment for Good Cause (as defined in the Agreements) the employee will be entitled to severance payments from the Company. The total amount of the severance payments is equivalent to twelve months' salary and bonus, or twenty-four months' salary and bonus in the case of the Chief Executive Officer. The forms of Agreements for the Chief Executive Officer, Chief Financial Officer, General Counsel and Executive Vice President also provide for an additional six months' of severance payments if the termination occurs within 24 months after a Change in Control, as defined in the Agreements.

The Agreements also provide that the employee will not compete with the Company for a period of twelve months after his or her employment terminates for any reason, and that the employee will maintain the confidentiality of Company information indefinitely.

Item 1.02. Termination of a Material Definitive Agreement.

In conjunction with the adoption of the above Severance and Noncompetition Policy and the entry into the related Severance and Noncompetition Agreements, on March 7, 2006 Steven J. Ploeger and Jeffrey D. Fisher agreed to terminate their previously existing Employment Agreements with the Company. These Employment Agreements, which provided for minimum guaranteed salaries (at levels less than the individuals' current base salaries), would have expired on April 30, 2007 and December 31, 2006, respectively. The Company did not incur any penalties or payments as a result of the termination.

At this time the Company has no employment agreements with its executive officers.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     1. On March 7, 2006, pursuant to the recommendation of its Governance Committee, the Board of Directors approved substantial amendments to, and a complete restatement of, the Company's Bylaws. A copy of the amended and restated Bylaws is attached to this Form 8-K as Exhibit 3.1. The principal effects of the amendments are generally to:

     -    Make terminology gender-neutral;

     -    Eliminate certain provisions which merely duplicate Delaware law;

     - Update and clarify the provisions for meetings of shareholders and directors;

     - Expand the provisions on notice to directors to permit notice by e-mail or courier and to require each director to provide contact information; and

     - Revise the provisions on the duties and authority of the Company's officers to make them more flexible and to reflect the Company's change to a non-executive Chairman.

     2. On March 8, 2006, the Company's shareholders approved five separate amendments to the Company's Certificate of Incorporation, all of which are described in the definitive Proxy Statement for the Company's 2006 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on January 31, 2006. Six amendments were proposed in the Proxy Statement; however, Proposal #4E, to eliminate the right of the shareholders to act by written consent, was not approved.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
 Number   Description
-------   -----------
3.1       Bylaws of the Company, as Amended and Restated March 7, 2006

10.1      Executive Severance and Noncompetition Policy, as adopted
          March 7, 2006.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SPARTECH CORPORATION


Date March 9, 2006                      By /s/ JEFFREY D. FISHER
                                           -------------------------------------
                                           Jeffrey D. Fisher
                                           Senior Vice President and General
                                           Counsel